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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896) and Forms S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445 and File No. 333-37912), of D&E
Communications, Inc. of our reports dated March 15, 2002, on our audits of the consolidated financial statements and financial statement schedule of D&E Communications, Inc. and the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P. which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 26, 2002